Exhibit 99.1

SS&C Technologies Releases Q3 2022 Earnings Results

Q3 2022 GAAP revenue $1,321.0 million, up 4.5%, Fully Diluted GAAP Earnings Per Share $0.61, down 11.6%

Adjusted revenue $1,322.0 million, up 4.4%, Adjusted Diluted Earnings Per Share $1.15, down 12.9%

WINDSOR, CT, October 27, 2022 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment, financial and healthcare software-enabled services and software, today announced its financial results for the third quarter ended September 30, 2022.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share data):	2022	2021	Change	2022	2021	Change
GAAP Results
Revenue	$1,321.0	$1,264.4	4.5%	$3,944.7	$3,756.8	5.0%
Operating income	304.2	340.1	(10.6)%	841.6	922.1	(8.7)%
Operating income margin	23.0%	26.9%	-390 bp	21.3%	24.5%	-320 bp
Diluted earnings per share attributable to SS&C	$0.61	$0.69	(11.6)%	$1.68	$2.05	(18.0)%
Adjusted Non-GAAP Results (defined in Notes 1 - 4 below)
Adjusted revenue	$1,322.0	$1,266.3	4.4%	$3,948.2	$3,762.7	4.9%
Adjusted operating income attributable to SS&C	486.1	524.1	(7.3)%	1,440.2	1,495.7	(3.7)%
Adjusted operating income margin	36.8%	41.4%	-460 bp	36.5%	39.8%	-330 bp
Adjusted diluted earnings per share attributable to SS&C	$1.15	$1.32	(12.9)%	$3.50	$3.75	(6.7)%

Third Quarter 2022 Highlights:

•
Q3 2022 total company revenue growth was 7.5% on a constant currency basis.
•
Q3 2022 organic growth was 1.6%, with continued strong performance from Advent, I&IM, Private Markets, and Retirement solutions.
•
Q3 2022 financial services organic growth, excluding the healthcare business, was 3.3%, which represents 94% of our revenues.
•
SS&C generated net cash from operating activities of $317.1 million for the three months ended September 30, 2022.
•
Q3 2022 we bought back 3.7 million shares for $214.5 million, at an average price of $57.62 per share.
•
SS&C reported adjusted consolidated EBITDA attributable to SS&C of $501.7 million for Q3 2022.
•
Adjusted consolidated EBITDA margin for Q3 2022 was 38.0%, a 260 basis point increase from Q2 2022.
•
Completed the acquisition of Tier1, a leading provider of sell-side CRM solutions targeting capital markets and investment banks.

“SS&C's results for the third quarter 2022 continue to be impacted by weak market conditions, FX headwinds, and rising interest rates. While these environmental factors are challenging, our team is focused, our clients remain engaged, and pipelines are full,” says Bill Stone, Chairman and Chief Executive Officer. "We had a strong turnout at our SS&C Deliver Conference in October, where we showcased the latest and greatest solutions the industry has to offer. Our margin story continues to improve - we increased EBITDA margins 260 basis points from last quarter as we control variable costs, reduce our real estate footprint, and utilize the Blue Prism RPA technology across our organization."

Operating Cash Flow

SS&C generated net cash from operating activities of $764.6 million for the nine months ended September 30, 2022, compared to $944.9 million for the same period in 2021, a 19.1% decrease. SS&C ended the third quarter with $401.9 million in cash and cash equivalents and $7,298.6 million in gross debt. SS&C’s net debt balance as defined in our credit agreement, which excludes cash and cash equivalents of $151.6 million held at DomaniRx, LLC was $7,048.3 million as of September 30, 2022. SS&C’s consolidated net leverage ratio as defined in our credit agreement stood at 3.51 times consolidated EBITDA attributable to SS&C as of September 30, 2022. SS&C’s net secured leverage ratio stood at 2.52 times consolidated EBITDA attributable to SS&C as of September 30, 2022.

Guidance

	Q4 2022	FY 2022
Adjusted Revenue ($M)	$1,305.0 – $1,355.0	$5,253.0 – $5,303.0
Adjusted Net Income attributable to SS&C ($M)	$285.3 – $307.5	$1,208.2 – $1,230.4
Adjusted Diluted Earnings per Share attributable to SS&C	$1.12 – $1.20	$4.62 – $4.70
Cash from Operating Activities ($M)	–	$1,125.0 – $1,145.0
Capital Expenditures (% of revenue)	–	3.9% – 4.1%
Diluted Shares (M)	255.0 – 257.0	261.5 – 262.0
Effective Income Tax Rate (%)	26%	26%

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate. The unavailable information could have a significant impact on Q4 2022 and FY 2022 GAAP financial results.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 2022 earnings call will take place at 5:00 p.m. eastern time today, October 27, 2022. The call will discuss Q3 2022 results and business outlook. Interested parties may dial 888-210-4650 (US and Canada) or 646-960-0327 (International), and request the “SS&C Technologies Third Quarter 2022 Earnings Conference Call”; conference ID #4673675. In connection with the earnings call, a presentation will be available on SS&C’s website at http://investor.ssctech.com/results.cfm. A replay will be available after 8:00 p.m. eastern time on October 27, 2022, until midnight on November 3, 2022. The replay dial-in number is 800-770-2030 (US and Canada) or 647-362-9199 (International); access code #4673675. The call will also be available for replay on SS&C’s website after October 27, 2022; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, the Company’s financial guidance for the third quarter and full year of 2022 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, including DST Systems, Inc., the effect of customer consolidation on demand for the Company’s products and services, the increasing focus of the Company’s business on the hedge fund industry, the variability of revenue as a result of activity in the securities markets, the ability to retain and attract clients, fluctuations in customer demand for the Company’s products and services, the intensity of competition with respect to the Company’s products and services, the exposure to litigation and other claims, terrorist activities and other catastrophic events, disruptions, attacks or failures affecting the Company’s software-enabled services, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, regulatory and tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, risks related to the Company’s substantial indebtedness, the market price of the Company’s stock prevailing from time to time, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission and can also be accessed on our website. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of services and software for the financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut, and has offices around the world. Some 20,000 financial services and healthcare organizations, from the world's largest companies to small and mid-market firms, rely on SS&C for expertise, scale, and technology.

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For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive (Loss) Income

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Software-enabled services	$1,049.8	$1,069.9	$3,205.7	$3,170.4
License, maintenance and related	271.2	194.5	739.0	586.4
Total revenues	1,321.0	1,264.4	3,944.7	3,756.8
Cost of revenues:
Software-enabled services	605.8	563.7	1,811.6	1,742.0
License, maintenance and related	91.4	76.7	265.2	236.7
Total cost of revenues	697.2	640.4	2,076.8	1,978.7
Gross profit	623.8	624.0	1,867.9	1,778.1
Operating expenses:
Selling and marketing	120.9	96.4	371.1	286.1
Research and development	107.6	97.7	331.8	306.4
General and administrative	91.1	89.8	323.4	263.5
Total operating expenses	319.6	283.9	1,026.3	856.0
Operating income	304.2	340.1	841.6	922.1
Interest expense, net	(86.0)	(50.2)	(203.0)	(152.6)
Other income (expense), net	1.1	(44.9)	(28.3)	(20.4)
Equity in earnings of unconsolidated affiliates, net	(5.1)	2.0	(2.7)	1.9
Loss on extinguishment of debt	(1.0)	(1.7)	(4.1)	(3.5)
Income before income taxes	213.2	245.3	603.5	747.5
Provision for income taxes	53.4	60.6	162.1	198.1
Net income	159.8	184.7	441.4	549.4
Net loss (income) attributable to noncontrolling interest	0.2	(0.3)	1.3	(0.3)
Net income attributable to SS&C common stockholders	$160.0	$184.4	$442.7	$549.1

Basic earnings per share attributable to SS&C common stockholders	$0.63	$0.72	$1.74	$2.15
Diluted earnings per share attributable to SS&C common stockholders	$0.61	$0.69	$1.68	$2.05

Basic weighted-average number of common shares outstanding	253.9	254.7	254.8	255.8
Diluted weighted-average number of common and common equivalent shares outstanding	260.9	266.5	263.7	267.3

Net income	$159.8	$184.7	$441.4	$549.4
Other comprehensive loss, net of tax:
Change in unrealized gain on interest rate swaps	3.3	—	4.8	0.3
Foreign currency exchange translation adjustment	(248.6)	(55.7)	(512.0)	(45.4)
Change in defined benefit pension obligation	—	0.1	(1.1)	0.2
Total other comprehensive loss, net of tax	(245.3)	(55.6)	(508.3)	(44.9)
Comprehensive (loss) income	(85.5)	129.1	(66.9)	504.5
Comprehensive loss (income) attributable to noncontrolling interest	0.2	(0.3)	1.3	(0.3)
Comprehensive (loss) income attributable to SS&C common stockholders	$(85.3)	$128.8	$(65.6)	$504.2

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$401.9	$564.0
Funds receivable and funds held on behalf of clients	1,115.1	2,755.7
Accounts receivable, net	760.5	713.4
Contract asset	37.4	27.4
Prepaid expenses and other current assets	154.4	187.5
Restricted cash	3.0	4.2
Total current assets	2,472.3	4,252.2
Property, plant and equipment, net	346.1	382.0
Operating lease right-of-use assets	266.1	291.2
Investments	154.6	172.8
Unconsolidated affiliates	236.2	306.1
Contract asset	107.8	77.9
Goodwill	8,713.2	8,045.5
Intangible and other assets, net	4,204.3	3,805.3
Total assets	$16,500.6	$17,333.0
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$57.4	$47.4
Client funds obligations	1,115.1	2,755.7
Accounts payable	34.7	28.7
Income taxes payable	—	25.5
Accrued employee compensation and benefits	212.2	322.2
Interest payable	—	27.5
Other accrued expenses	342.3	310.1
Deferred revenue	435.9	334.0
Total current liabilities	2,197.6	3,851.1
Long-term debt, net of current portion	7,183.7	5,901.5
Operating lease liabilities	242.9	268.2
Other long-term liabilities	246.9	254.0
Deferred income taxes	843.2	835.0
Total liabilities	10,714.3	11,109.8
Redeemable noncontrolling interest	2.8	—
SS&C stockholders' equity	5,727.0	6,165.4
Noncontrolling interest	56.5	57.8
Total stockholders’ equity	5,783.5	6,223.2
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$16,500.6	$17,333.0

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flow from operating activities:
Net income	$441.4	$549.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	494.2	500.2
Equity in earnings of unconsolidated affiliates, net	2.7	(1.9)
Distributions received from unconsolidated affiliates	2.3	10.0
Gain on bargain purchase	—	(3.2)
Stock-based compensation expense	93.3	82.7
Net losses (gains) on investments	14.7	(17.3)
Amortization and write-offs of loan origination costs and original issue discounts	10.2	10.0
Loss on extinguishment of debt	4.1	3.5
Loss on sale or disposition of property and equipment	1.0	0.6
Deferred income taxes	(78.6)	(82.5)
Provision for credit losses	9.1	6.5
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(30.3)	(72.6)
Prepaid expenses and other assets	54.8	15.8
Contract assets	(41.6)	(1.1)
Accounts payable	(4.4)	(3.3)
Accrued expenses and other liabilities	(160.5)	(49.9)
Income taxes prepaid and payable	12.3	33.8
Deferred revenue	(60.1)	(35.8)
Net cash provided by operating activities	764.6	944.9
Cash flow from investing activities:
Cash paid for business acquisitions, net of cash acquired and asset acquisitions	(1,629.5)	7.3
Additions to property and equipment	(53.3)	(31.0)
Proceeds from sale of property and equipment	10.9	0.2
Additions to capitalized software	(108.2)	(65.2)
Investments in securities	(10.0)	(20.1)
Proceeds from sales / maturities of investments	8.6	42.3
Distributions received from unconsolidated affiliates	66.2	—
Collection of other non-current receivables	7.5	8.3
Net cash used in investing activities	(1,707.8)	(58.2)
Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	1,702.1	370.0
Repayments of debt	(408.5)	(687.8)
Payment of deferred financing fees	(14.7)	—
Net (decrease) increase in client funds obligations	(1,564.5)	1,226.3
Proceeds from exercise of stock options	73.3	124.2
Withholding taxes paid related to equity award net share settlement	(0.6)	(5.8)
Purchases of common stock for treasury	(385.4)	(487.9)
Dividends paid on common stock	(153.4)	(122.8)
Proceeds from noncontrolling interests	—	67.3
Net cash (used in) provided by financing activities	(751.7)	483.5
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(32.9)	(4.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,727.8)	1,366.0
Cash, cash equivalents and restricted cash, beginning of period	3,171.4	1,337.9
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$1,443.6	$2,703.9

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents:
Cash and cash equivalents	$401.9	$351.1
Restricted cash and cash equivalents	3.0	3.7
Restricted cash and cash equivalents included in funds receivable and funds held on behalf of clients	1,038.7	2,349.1
	$1,443.6	$2,703.9

SS&C Technologies Holdings, Inc. and Subsidiaries

Disclosures Relating to Non-GAAP Financial Measures

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Adjusted revenues is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of our business. Adjusted revenues is not a recognized term under generally accepted accounting principles (“GAAP”). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted revenues to revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Revenues	$1,321.0	$1,264.4	$3,944.7	$3,756.8
ASC 606 adoption impact	(0.6)	0.2	(1.6)	0.4
Purchase accounting adjustments impact on revenue	1.6	1.7	5.1	5.5
Adjusted revenues	$1,322.0	$1,266.3	$3,948.2	$3,762.7

The following is a breakdown of software-enabled services and license, maintenance and related revenues and adjusted software-enabled services and license, maintenance and related revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Software-enabled services	$1,049.8	$1,069.9	$3,205.7	$3,170.4
License, maintenance and related	271.2	194.5	739.0	586.4
Total revenues	$1,321.0	$1,264.4	$3,944.7	$3,756.8

Software-enabled services	$1,050.9	$1,071.6	$3,209.3	$3,175.8
License, maintenance and related	271.1	194.7	738.9	586.9
Total adjusted revenues	$1,322.0	$1,266.3	$3,948.2	$3,762.7

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs, ASC 606 adoption impact and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of our underlying performance. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Operating income	$304.2	$340.1	$841.6	$922.1
Amortization of intangible assets	145.9	146.8	437.3	437.6
Stock-based compensation	7.4	27.2	93.3	82.7
Purchase accounting adjustments (1)	5.2	4.3	15.6	19.8
ASC 606 adoption impact	(0.5)	0.3	(1.3)	0.7
Other (2)	24.3	6.3	54.3	33.7
Adjusted operating income	$486.5	$525.0	$1,440.8	$1,496.6
Adjusted operating income attributable to noncontrolling interest (3)	(0.4)	(0.9)	(0.6)	(0.9)
Adjusted operating income attributable to SS&C common stockholders	$486.1	$524.1	$1,440.2	$1,495.7

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to foreign currency transactions, facilities and workforce restructuring, legal settlements and business acquisitions.
(3)
On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted operating income attributable to noncontrolling interest represents adjusted operating income based on the ownership interest retained by the respective noncontrolling parties.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in April 2018, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted Consolidated EBITDA is calculated by subtracting acquired EBITDA (as defined below) from Consolidated EBITDA. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. These measures are not necessarily comparable to similarly titled measures by other companies. The following is a reconciliation of EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2022	2021	2022	2021	2022
Net income	$159.8	$184.7	$441.4	$549.4	$692.7
Interest expense, net	86.0	50.2	203.0	152.6	251.9
Provision for income taxes	53.4	60.6	162.1	198.1	200.3
Depreciation and amortization	164.6	165.0	494.2	500.2	661.4
EBITDA	463.8	460.5	1,300.7	1,400.3	1,806.3
Stock-based compensation	7.4	27.2	93.3	82.7	124.6
Acquired EBITDA and cost savings (1)	—	—	(1.2)	1.3	(3.6)
Non-cash portion of straight-line rent expense	(0.2)	(0.7)	(1.1)	(1.4)	(1.6)
Loss on extinguishment of debt	1.0	1.7	4.1	3.5	11.5
Equity in earnings of unconsolidated affiliates, net	5.1	(2.0)	2.7	(1.9)	(20.8)
Purchase accounting adjustments (2)	2.3	1.6	7.2	4.8	8.7
ASC 606 adoption impact	(0.5)	0.3	(1.3)	0.7	(1.0)
Other (3)	23.2	51.2	82.6	54.1	84.5
Consolidated EBITDA	$502.1	$539.8	$1,487.0	$1,544.1	$2,008.6
Acquired EBITDA and cost savings (1)	—	—	1.2	(1.3)	3.6
Adjusted Consolidated EBITDA	$502.1	$539.8	$1,488.2	$1,542.8	$2,012.2
Adjusted Consolidated EBITDA attributable to noncontrolling interest (4)	(0.4)	(0.9)	(0.7)	(0.9)	(1.8)
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$501.7	$538.9	$1,487.5	$1,541.9	$2,010.4

(1)
Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.
(2)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)
Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to foreign currency transactions, investment gains and losses, facilities and workforce restructuring, legal settlements, business combinations and other items.

(4)
On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted Consolidated EBITDA attributable to noncontrolling interest represents adjusted Consolidated EBITDA based on the ownership interest retained by the respective noncontrolling parties.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share Attributable to SS&C to Adjusted Diluted Earnings Per Share Attributable to SS&C

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. We consider adjusted net income and adjusted diluted earnings per share attributable to SS&C to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
GAAP – Net income	$159.8	$184.7	$441.4	$549.4
Amortization of intangible assets	145.9	146.8	437.3	437.6
Amortization of deferred financing costs and original issue discount	3.8	3.3	10.2	10.0
Stock-based compensation	7.4	27.2	93.3	82.7
Loss on extinguishment of debt	1.0	1.7	4.1	3.5
Purchase accounting adjustments (1)	5.2	4.3	15.6	19.8
ASC 606 adoption impact	(0.5)	0.3	(1.3)	0.7
Equity in earnings of unconsolidated affiliates, net	5.1	(2.0)	2.7	(1.9)
Other (2)	23.2	51.2	82.6	54.1
Income tax effect (3)	(51.7)	(63.7)	(162.4)	(153.9)
Adjusted net income	$299.2	$353.8	$923.5	$1,002.0
Adjusted net income attributable to noncontrolling interest (4)	(0.4)	(0.9)	(0.6)	(0.9)
Adjusted net income attributable to SS&C common stockholders	$298.8	$352.9	$922.9	$1,001.1
Adjusted diluted earnings per share attributable to SS&C common stockholders	$1.15	$1.32	$3.50	$3.75
GAAP diluted earnings per share attributable to SS&C common stockholders	$0.61	$0.69	$1.68	$2.05
Diluted weighted-average shares outstanding	260.9	266.5	263.7	267.3

(1)
Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)
Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to foreign currency transactions, investment gains and losses, facilities and workforce restructuring, legal settlements, business acquisitions and other items.
(3)
An estimated normalized effective tax rate of approximately 26% for the three and nine months ended September 30, 2022 and 2021, respectively, has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.
(4)
On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership interest retained by the respective noncontrolling parties.